VOTE BY TELEPHONE OR INTERNET OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

TELEPHONE	INTERNET VOTING	MAIL
_______________	www.proxyweb.com

To vote your shares by telephone, call toll free ______________. You will be prompted to enter the 14-digit control number on this proxy card.  Follow the simple recorded instructions using this proxy card as a guide.  If you vote by phone, you need not return the proxy card by mail.

To vote your shares by the Internet, contact the Fund at www.proxyweb.com.  You will be prompted to enter the 14-digit control number on this proxy card.  Follow the simple instructions at the website, using your proxy card as a guide.  If you vote by the Internet, you need not return the proxy card by mail.

You can vote your shares by completing and returning this proxy card.  Please mark you proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

Firsthand Technology Innovators Fund
Proxy for Meeting of Shareholders – May __, 2008
Proxy Solicited on Behalf of the Board of Trustees

The shareholder(s) of Firsthand Technology Innovators Fund whose signature(s) appears below hereof does/do hereby appoint Kevin Landis and Omar Billawala, and each of them, as proxies of the undersigned, each with power to appoint his substitute, for the Meeting of Shareholders of Firsthand Technology Innovators Fund, a separate series of Firsthand Funds, to be held on May __, 2008, at the _____________ at ______________, San Jose, California 95113, and at all adjournments thereof (the “Meeting”), and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed on the reverse side.  Such shares are entitled to one vote for every dollar of net asset value represented by the share balance printed below.

Please read the proxy statement prior to voting.

[Insert mailing information and signature block here]

The Board of Trustees recommends a vote FOR the proposal listed below.  The shares represented hereby will be voted as indicated at right or FOR if no choice is indicated.

Proposal 1:  To approve a proposed Agreement and Plan of Reorganization, dated February __, 2008 that provides for the reorganization of Firsthand Technology Innovators Fund into Firsthand Technology Value Fund.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3: To approve such other business as may properly come before the meeting or any adjournment(s).	FOR ☐	AGAINST ☐	ABSTAIN ☐

VOTE BY TELEPHONE OR INTERNET OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

TELEPHONE	INTERNET VOTING	MAIL
______________	www.proxyweb.com

To vote your shares by telephone, call toll free______________. You will be prompted to enter the 14-digit control number on this proxy card.  Follow the simple recorded instructions using this proxy card as a guide.  If you vote by phone, you need not return the proxy card by mail.

To vote your shares by the Internet, contact the Fund at www.proxyweb.com.  You will be prompted to enter the 14-digit control number on this proxy card.  Follow the simple instructions at the website, using your proxy card as a guide.  If you vote by the Internet, you need not return the proxy card by mail.

You can vote your shares by completing and returning this proxy card.  Please mark you proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

Firsthand Global Technology Fund
Proxy for Meeting of Shareholders – May __, 2008
Proxy Solicited on Behalf of the Board of Trustees

The shareholder(s) of Firsthand Global Technology Fund whose signature(s) appears below hereof does/do hereby appoint Kevin Landis and Omar Billawala, and each of them, as proxies of the undersigned, each with power to appoint his substitute, for the Meeting of Shareholders of Firsthand Global Technology Fund, a separate series of Firsthand Funds, to be held on May __, 2008, at the _____________ at ______________, San Jose, California 95113, and at all adjournments thereof (the “Meeting”), and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed on the reverse side.  Such shares are entitled to one vote for every dollar of net asset value represented by the share balance printed below.

Please read the proxy statement prior to voting.

[Insert mailing information and signature block here]

The Board of Trustees recommends a vote FOR the proposal listed below.  The shares represented hereby will be voted as indicated at right or FOR if no choice is indicated.

Proposal 2:  To approve a proposed Agreement and Plan of Reorganization, dated February __, 2008 that provides for the reorganization of Firsthand Global Technology Fund into Firsthand Technology Value Fund
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3: To approve such other business as may properly come before the meeting or any adjournment(s).	FOR ☐	AGAINST ☐	ABSTAIN ☐